Exhibit 99.1

Newtek Business Services Corp. Signs Agreement to Acquire National Bank of New York City

Acquisition will be Discussed during a Shareholder Conference Call Tuesday, August 3, 2021 at 7:30 am ET

Boca Raton, FL, August 2, 2021 - Newtek Business Services Corp., (NASDAQ: NEWT), an internally managed business development company (“BDC”), today announced that it entered into an agreement to acquire National Bank of New York City (“NBNYC” or the “Bank”), a nationally chartered bank with approximately $204 million in total assets and $36.5 million in tier 1 capital (each as of June 30, 2021; does not reflect the impact of pre-closing dividends to selling NBNYC shareholders) for $20 million in cash (“the Acquisition”). The agreement requires that NBNYC have $20 million of tangible common equity as of the closing date of the Acquisition. The Acquisition is part of a plan to reposition Newtek as a bank holding company, and is subject to the approval of, among others, federal banking regulators and the U.S. Small Business Administration (SBA), and Newtek shareholders to withdraw Newtek’s election as a BDC. Upon shareholder and regulatory approvals, and other closing conditions, Newtek will become a bank holding company that will elect financial holding company (FHC) status. Newtek anticipates the Acquisition to close in approximately six to twelve months.

Barry Sloane, President, Chairman and CEO of Newtek said, “We are pleased with the manner in which Newtek has responded to adverse market conditions throughout its over two-decade operating history. During our enterprise’s lifetime, the 2008-2009 credit crisis and the COVID-19 pandemic clearly were major hurdles for our organization to overcome, and we did so with success. We are proud that our management and team members have always been able to not only respond to challenges but, more importantly, have been able to adapt and persevere in the face of difficult operating environments, and always work to strategically position the company for future success.”

Mr. Sloane continued, “There is no doubt that our economy and financial system are demanding changes to the way services and solutions are offered to commercial clients. Newtek, throughout its over 20-year operating history, has been able to adapt to an ever-changing environment and meet clients’ needs with best-in-class services and solutions offerings. We greatly appreciate our successful 6.5-year track record as a BDC, which we believe speaks volumes to our ability to adapt and grow and are extremely proud of where we are today, with approximately $800 million in market capitalization. Newtek believes this Acquisition and conversion to a bank holding company has the capacity to significantly reduce risk, provide enhanced shareholder value, and provide greater flexibility to serve our business clientele in the future in ways we cannot under our current structure. With Newtek’s management and board of directors continuing to collectively own 5% of Newtek’s common stock, our interests are aligned with those of Newtek’s shareholders. We expect Newtek’s current management and board to remain in place and we expect to add additional hires with banking experience at the appropriate time. We expect that the Acquisition and conversion to a bank holding company will be accretive to Newtek’s shareholders over time and believe we have the potential to become a bank for the future - a true tech-enabled bank - and achieve an ancillary goal of commercializing the technologies that we have utilized successfully over two decades. We anticipate that this Acquisition will enable us to unlock hidden value in our client base, as the lines between lending, payments, payroll, and technology are blurring. We further believe that Newtek is well positioned to take advantage of these changes as the Business Solutions Company®.”

Mr. Sloane further commented, “Newtek is reaffirming its 2021 annual dividend forecast of $3.00 to $3.30 per share1. Newtek has paid a total of $1.20 per share in dividends through the first six months of 2021. Newtek’s current 2021 annual dividend forecast indicates a remaining dividend payment of $1.95 per share, at the midpoint of the 2021 annual dividend forecast range, subject to Company performance and board approval. Newtek believes that its current business model and structure is performing well and is positioned to distribute between 90% and 100% of its taxable income in the form of dividends in 2021. However, management believes that, on a go-forward basis, a bank holding company will be a superior structure for its shareholders.”

Mr. Sloane concluded, “We have a great deal of information to review with our shareholders, and have scheduled a call for tomorrow morning, Tuesday, August 3, 2021, at 7:30 am ET to review the details of the Acquisition and its meaning for our bright future. In addition, the Presentation for tomorrow’s call is now available in the ‘Events and Presentations’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events-and-presentations. Thank you in advance for your support, patience and faith in Newtek throughout its 21-year history as a publicly traded Company.”

Additional details on the Acquisition will be contained in a Current Report on Form 8-K that Newtek will be filing with the Securities and Exchange Commission on Monday, August 2, 2021- available on the SEC's website at www.sec.gov.

Advisors
Keefe, Bruyette & Woods, A Stifel Company, served as exclusive financial advisor to Newtek in connection with the Acquisition and Sullivan and Cromwell LLP and Eversheds Sutherland (US) LLP served as Newtek’s legal counsel. In addition, Michael Rose of Metropolitan Capital Investment Banc acted as an advisor to Newtek. Piper Sandler & Co. acted as financial advisor to NBNYC and Silver, Freedman, Taff & Tiernan LLP is serving as legal counsel to NBNYC.

Conference Call and Webcast Information
Newtek will host a conference call to discuss the Acquisition on Tuesday, August 3, 2021 at 7:30 am ET. The live conference call can be accessed by dialing (877) 303-6993 or (760) 666-3611. A live webcast of the call and the corresponding Presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events-and-presentations.

A replay of the webcast with the corresponding Presentation will be available on Newtek’s website shortly following the live presentation and will be available for a period of 90 days.

1 Amount and timing of dividends, if any, remain subject to the discretion of the Company’s Board of Directors.

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along     with its controlled portfolio companies, provides a wide range of business and financial solutions under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk. Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

Newtek® and Your Business Solutions Company®, are registered trademarks of Newtek Business Services Corp.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements, including statements regarding our ability to close the pending Acquisition, obtain required regulatory approvals and shareholder approval to withdraw our election as a BDC. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this document include statements as to: our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; our expected financings and investments; our regulatory structure and tax status; our ability to operate as a BDC and a RIC; the timing, form and amount of any dividend distributions; and the benefits of any proposed changes to our business. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Newtek and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Newtek in connection with the proposal to withdraw its election to be treated as a business development company (the “Proposal”). Information about the directors and executive officers of Newtek is set forth in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 13, 2021. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Newtek’s stockholders in connection with the Proposal will be contained in the Proxy Statement when such document becomes available. This document may be obtained free of charge from the sources indicated above.

SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com